Exhibit 99.1

WRITTEN CONSENT OF THE MAJORITY HOLDERS OF THE SHARES

OF INTELLIGENT CLOUD RESOURCES, INC.

THE UNDERSIGNED, being the majority shareholders of lntelligent Cloud Resources, lnc., a Nevada corporation (the "Corporation"), pursuant to the authority of NRS 78.320 of the Nevada Revised Statutes, do hereby declare that they approve and declare the removal of Christopher Pay, as CEO of the Corporation and Michael Anthony Paul, as CFO and COO of the Corporation (the "Removal"), and upon execution of this consent (the "Consent"), the resolutions set forth below shall be deemed to have been adopted to the same extent and to have the same force and effect as those adopted in a formal meeting of the Corporation's shareholder, duly called and held for the purpose of acting upon proposals to adopt such resolutions:

WHEREAS, the majority shareholders of the Corporation, representing 50.84% of the voting rights of the shareholders of the corporation, believe it is in the best interest of the shareholders of the Corporation to undertake the Removal and appoint Warren Dillon Booth as the sole officer and director of the Corporation, including Chief Executive Officer (the "Appointment").

THEREFORE, BE IT RESOLVED, that the Corporation undertake the Removal and the Appointment.

FURTHER RESOLVED, That Warren Dillion Booth accepts the Appointment.

FURTHER RESOLVED, that the newly proper officers of the Company be, and they and each of them hereby are, authorized and empowered, in the name of the Corporation and on its behalf, to do all such further acts and things, and to execute, deliver and file with the appropriate authorities all such further documents, certificates and instruments, as such officers, in their sole discretion, shall determine to be necessary, appropriate or advisable in order to carry out the intent of the foregoing resolutions, any such execution delivery and/or filing by such officers of any such document, certificate or instrument.

IN WITNESS WHEREOF, the undersigned has hereunto set their hands and adopted the above resolutions as of May 3, 2018 and hereby direct that a signed copy of this written consent be filed with the Minutes of the proceedings of the directors of the Corporation.

/s/Fatima Khan	/s/ Rehan Saeed
Fatima Khan	Rehan Saeed

Agreed and accepted:

/s/ Warren Dillon Booth
Warren Dillon Booth